Exhibit 3.8

WWW.BUSINESSREGISTRATIONS.COM		FORM DC-2 7/2004

Nonrefundable Filing Fee: $25.00	STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME

(Section 414-286, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, duly authorized officer of the corporation submitting these Articles of Amendment, certifies as follows:

1.	The present name of the corporation is:

VERIZON HAWAII INC.

2.	The name of the corporation is changed to:

HAWAIIAN TELCOM, INC.

3.	The total number of shares outstanding is: 10,000,000

4.	The amendment to change the corporation name was adopted (check one):

☐	at a meeting of the shareholders held on
(Month Day Year)

Class/Series	Total Number of Votes Entitled to be Cast	Number of Votes Cast For Amendment	Number of Votes Cast Against Amendment

OR

☑	by written consent dated May 2, 2005 which all of the shareholders signed.

                        (Month    Day    Year)

The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements and that the same are true and correct.

Signed this 2nd day of May, 2005

MICHAEL S. RULEY, CHIEF EXECUTIVE OFFICER	/s/ Michael S. Ruley
(Type/Print Name & Title)	(Signature of Officer)

SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by at least one officer of the corporation.